                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          STEVENS INTERNATIONAL, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          STEVENS INTERNATIONAL, INC.
- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
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Notes:

                          STEVENS INTERNATIONAL, INC.
                             5500 AIRPORT FREEWAY
                            FORT WORTH, TEXAS 76117

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 23, 1996

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Stevens International, Inc. (the "Company") will be held at The Worthington Hotel, 200 Main Street, Fort Worth, Texas 76102, on Thursday, May 23, 1996 at 10:00 a.m., local time, for the following purposes:

    (1) To elect nine members of the Board of Directors (constituting the entire Board of Directors) to serve until the next Annual Meeting of Stockholders and until their respective successors shall be elected and qualified.

    (2) To ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants to audit the Company's financial statements for the 1996 fiscal year.

    (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

  The close of business on April 15, 1996, has been fixed as the record date for determining holders of Series A Common Stock and Series B Common Stock entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournments thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to examination of any stockholder during ordinary business hours at the offices of the Company, 5500 Airport Freeway, Fort Worth, Texas 76117.

  Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

  HOLDERS OF SERIES A COMMON STOCK AND SERIES B COMMON STOCK WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE APPROPRIATE PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          [Signature of Paul I. Stevens
                                          appears here]

                                          Paul I. Stevens
                                          Chairman of the Board and Chief
                                          Executive Officer

Fort Worth, Texas
April 25, 1996

                          STEVENS INTERNATIONAL, INC.
                             5500 AIRPORT FREEWAY
                            FORT WORTH, TEXAS 76117

                                PROXY STATEMENT

                                      FOR

                        ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 23, 1996

  This Proxy Statement is being first mailed on or about April 25, 1996 to stockholders of Stevens International, Inc. (the "Company") by the Board of Directors to solicit proxies (the "Proxies") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at The Worthington Hotel, 200 Main Street, Fort Worth, Texas 76102, at 10:00 a.m. local time, on Thursday, May 23, 1996, or at such other time and place to which the Meeting may be adjourned.

  The purpose of the Meeting is to consider and vote upon (i) the election of nine directors (constituting the entire Board of Directors) to serve until the next Annual Meeting of Stockholders and until their respective successors shall be elected or qualified; (ii) a proposal to ratify the selection of Deloitte & Touche as the Company's independent public accountants to audit the Company's financial statements for the 1996 fiscal year; and (iii) such other matters as may properly come before the Meeting or any adjournments thereof.

  All shares represented by valid Proxies, unless the stockholder otherwise specifies, will be voted (i) FOR the election of each person named herein under "Proposal No. 1, Election of Directors" as a nominee for election as a director of the Company for the term described therein, (ii) FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent public accountants to audit the Company's financial statements for the 1996 fiscal year and (iii) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting or any adjournments thereof.

  Where a stockholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked at any time by providing written notice of such revocation to American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005, Attention: Isaac Kagan. If notice of revocation is not received by the Meeting date, a stockholder may nevertheless revoke a Proxy if he attends the Meeting and desires to vote in person.

                       RECORD DATE AND VOTING SECURITIES

  The record date for determining the stockholders entitled to vote at the Meeting is the close of business on April 15, 1996 (the "Record Date"), at which time the Company had issued and outstanding 7,313,418 shares of Series A Common Stock, par value $0.10 per share ("Series A Stock"), and 2,136,684 shares of Series B Common Stock, par value $0.10 per share ("Series B Stock"). Series A Stock and Series B Stock (collectively, "Common Stock") are the only outstanding securities of the Company entitled to vote at the Meeting.

  At the Meeting, the holders of Series A Stock, voting separately as a class, are entitled to elect three directors, and the holders of Series B Stock, voting separately as a class, are entitled to elect the remaining directors. As to the proposal to ratify the selection of the Company's independent public accountants, and any other matters that may properly come before the Meeting, the holders of Series A Stock and Series B Stock vote together as a class, with each holder of Series A Stock having one-tenth of one vote for each share of Series A Stock held by him or her, and each holder of Series B Stock having one vote for each share of Series B Stock held by him or her.

                                    QUORUM

  The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of each Series of Common Stock is necessary to constitute a quorum to elect the directors of that Series, and the presence of the holders of a majority of the issued and outstanding shares of Common Stock as a single class is necessary to constitute a quorum to transact all other business to come before the Meeting.

                                PROPOSAL NO. I

                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

  Nine directors are to be elected, each director to hold office for a term of one year or until his or her successor shall have been elected and qualified. Under the terms of the Company's Certificate of Incorporation, the holders of Series A Stock, voting separately as a class, are entitled to elect 25% of the Board of Directors (or the next higher whole number if such percentage is not a whole number), and the holders of Series B Stock, voting separately as a class, are entitled to elect the remaining directors. Accordingly, of the nine directors to be elected, three will be Series A Directors to be elected by holders of Series A Stock, and six will be Series B Directors to be elected by holders of Series B Stock. Approval of the proposal to elect the nominees to serve as directors of the applicable Series requires the affirmative vote of the holders of a majority of the shares of that Series present, in person or by proxy, at the Meeting. Votes may be cast in favor or withheld with respect to such proposal. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such proposal and, therefore, will not affect the outcome of the vote on such proposal.

  It is intended that the names of the persons indicated in the following table will be placed in nomination and that the persons named in the Proxy will vote for their election. Each of the nominees has indicated his willingness to serve as a member of the Board of Directors if elected; however, in case any nominee shall become unavailable for election to the Board of Directors for any reason not presently known or contemplated, the Proxy holders will have discretionary authority in that instance to vote the Proxy for a substitute.

  The nominees are as follows:

                                   DIRECTOR
              NAME             AGE  SINCE        POSITIONS WITH THE COMPANY
              ----             --- --------      --------------------------
   SERIES A DIRECTORS:
     John W. Stodder (1)        73   1992   Director
     Edgar H. Schollmaier (2)   63   1995   Director
     Michel A. Destresse        69     --   President Directeur of Stevens
                                            International, S.A.
   SERIES B DIRECTORS:
     Paul I. Stevens (3)        81   1986   Chairman of the Board, Chief
                                            Executive Officer and Director
     Richard I. Stevens         57   1986   President, Chief Operating Officer
                                            and Director
     Constance I. Stevens       52   1987   Vice President, Assistant Secretary
                                            and Director
     Robert H. Brown,           42   1993   Director
      Jr.(2)(3)
     James D. Cavanaugh (1)     57   1993   Director
     Robert B. Holland,                     Secretary and Director
      III(2)(3)                 43   1995

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(1) Member of the Audit Committee.
(2) Member of the Stock Option and Compensation Committee.
(3) Member of the Executive Committee.

  John W. Stodder has served as a director of the Company since May 1992. For the past six years, Mr. Stodder has been a corporate finance consultant and has managed private investments. Mr. Stodder is also Vice Chairman and a director of Josten's Inc., a manufacturer of educational and business products and systems, and a director of Talley Industries, Inc., a manufacturer of industrial products, and Trans Leasing International, Inc., a medical and office equipment leasing company.

  Edgar H. Schollmaier has served as a director of the Company since March 1995. Mr. Schollmaier has served in various capacities with Alcon
Laboratories, Inc., a maker of ophthalmic, pharmaceutical and therapeutic products, since 1958, including as President and Chief Executive Officer since May 1977.

  Michel A. Destresse is standing for election to the Board of Directors for the first time. Mr. Destresse has served as President Directeur Generale of Stevens International, S.A. (formerly Stevens Security Systems, S.A.) since March 29, 1996 and as a consultant to the Chief Executive Officer of the Company since November 1995. From November 1992 to September 1995, Mr. Destresse served as the International Monetary Fund General Advisor to the Governor of the Central Bank of Russia, where he provided general advice on monetary policy, organization, legal matters, internal audit, branch problems and systems of payment. From 1950 to 1992, Mr. Destresse served in various capacities with the Banque de France, including Executive Director of the Printing Works, Director of the Legal Department and as a member of the Board of Directors for 15 years.

  Paul I. Stevens founded Stevens Corporation ("Stevens") in 1965 and founded the Company in 1986 to be a holding company for Stevens. He has served the Company as Chairman of the Board, Chief Executive Officer and a director since December 1986 and served Stevens as an officer and a director since its inception. In 1974, Mr. Stevens founded Stevens Industries, Inc., a family-owned holding company which is an affiliate of the Company and of which he is the controlling stockholder. Mr. Stevens is the father of Richard I. Stevens and Constance I. Stevens.

  Richard I. Stevens has served as President and a director of the Company since December 1986 and Chief Operating Officer of the Company since April 1987. Mr. Stevens also served as Vice President and Assistant Secretary of the Company from December 1986 until April 1987. He has served Stevens in various capacities since its inception, including serving as its President from 1969 until December 1987, and as a director beginning in 1969. Mr. Stevens is a stockholder, officer and director of Stevens Industries, Inc. Mr. Stevens is the son of Paul I. Stevens.

  Constance I. Stevens has served as a director of the Company since April 1987. Ms. Stevens has served as Vice President--Administration and Assistant Secretary to the Company since 1995. Since July 1989, Ms. Stevens has been the President of a project management consulting firm in Carmel, California. From May 1980 until July 1989, Ms. Stevens served as the managing partner of Merritt Associates of Carmel, California, an architectural design and real estate development firm. Ms. Stevens is a stockholder, officer and director of Stevens Industries, Inc. Ms. Stevens is the daughter of Paul I. Stevens.

  Robert H. Brown, Jr. has served as a director of the Company since May 1993. Mr. Brown has served as Executive Vice President, Capital Markets, of Rauscher Pierce Refsnes, Inc. ("RPR"), Dallas, Texas, an investment banking firm, since February 1994, and served as Senior Vice President of RPR from January 1990 to February 1994. In 1989, Mr. Brown served as Senior Vice President of TM Capital Corp, an investment banking firm, and from 1985 to 1989 was associated with Thomson McKinnon Securities, an investment banking firm.

  James D. Cavanaugh has served as a director of the Company since May 1993. Mr. Cavanaugh served as Executive Vice President of Rockwell Graphic Systems from May 1983 until June 1985 and served as its President and Chief Executive Officer from June 1985 until his retirement in March 1993.

  Robert B. Holland, III has served as a director of the Company since May 1995. Mr. Holland has served as Secretary to the Company since 1987. Mr. Holland has been Senior Vice President, General Counsel and

Secretary of Triton Energy Corporation, an international oil and gas exploration company since January 1993. He has been of counsel to Jackson & Walker, L.L.P., outside counsel to the Company, since January 1995, and was a partner in that firm for more than five years prior to that time.

  Except as otherwise noted, no family relationships exist among the directors of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met four times during 1995.

  The Board of Directors has three standing committees, the Audit Committee, the Stock Option and Compensation Committee and the Executive Committee and the full Board of Directors acts to nominate persons to serve on the Board. The functions of the committees, their current members and the number of meetings held during 1995 are described below.

  The functions performed by the Audit Committee include: recommending to the Board of Directors selection of the Company's independent accountants for the ensuing year; reviewing with the independent accountants and management the scope and results of the audit; reviewing the independence of the independent accountants; reviewing the independent accountants' written recommendations and corresponding actions by management; and meeting with management and the independent auditors to review the effectiveness of the Company's system of internal control. The committee currently is composed of John W. Stodder and James D. Cavanaugh. The committee met two times during 1995.

  The Stock Option and Compensation Committee administers the Company's Stock Option Plan and reviews other matters regarding the compensation of employees of the Company. The committee currently is composed of Robert H. Brown, Jr., Robert B. Holland, III and Edgar H. Schollmaier. The committee met four times during 1995.

  The function of the Executive Committee is to direct and manage the business and affairs of the Company in the intervals between meetings of the Board of Directors. The Executive Committee is empowered to act in lieu of the Board on any matter except that for which the Board has specifically reserved authority to itself and except for those matters specifically reserved to the full Board pursuant to the Delaware General Corporation Law. The Executive Committee is comprised of Paul I. Stevens (Chairman), Robert B. Holland, III and Robert H. Brown, Jr. The Executive Committee acted by written consent two times in 1995.

  During 1995, each director attended more than 75% of the meetings of the Board of Directors and respective committees on which he served.

                                PROPOSAL NO. II

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected Deloitte & Touche LLP as independent public accountants to audit the Company's financial statements for the 1996 fiscal year and proposes that the Company's stockholders ratify this selection. The Board of Directors recommends that the stockholders vote for the selection of Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to answer appropriate questions.

VOTE REQUIRED

  Ratification of Deloitte & Touche LLP as independent public accountants requires the vote of a majority of the votes represented and entitled to vote at the Meeting. Abstentions on this proposal may be specified and will have the same effect as a vote against such proposal. Broker non-votes will not be counted as having been voted with respect to this proposal. Unless otherwise instructed, it is the intent of the persons named in the Proxy to vote all proxies "FOR" the adoption of Proposal No. II.

                PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

  The following table sets forth information as of April 18, 1996 (except as otherwise noted) regarding the beneficial ownership of Common Stock by each person known by the Company to own 5% or more of the outstanding shares of each Series of Common Stock, each director and nominee for director of the Company, including the Company's Chief Executive Officer, each other executive officer listed in the Summary Compensation Table below, and the current directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted. Of the shares issued and outstanding as of April 18, 1996, Paul I. Stevens, Chairman of the Board of the Company, and members of his immediate family, own approximately 14% of the outstanding Series A Stock and 89% of the outstanding Series B Stock, representing in the aggregate approximately 70% of the total voting power of Common Stock with respect to matters on which Series A Stock and Series B Stock vote together.

                                         SERIES A STOCK(1)   SERIES B STOCK(2)
                                        ------------------- -------------------
                                                   PERCENT             PERCENT
   NAME OF BENEFICIAL OWNER OR GROUP              OF SERIES  NUMBER   OF SERIES
   ---------------------------------     NUMBER   --------- --------- ---------
Paul I. Stevens(3)(4)..................   932,302   12.7%   1,702,615   79.7%
Richard I. Stevens(3)(5)...............   627,313    8.6      250,463   11.7
Constance I. Stevens(3)(6).............   593,692    8.1      107,725    5.0
Robert H. Brown, Jr.(8)................    15,000      *           --     --
James D. Cavanaugh(8)..................    20,000      *           --     --
Robert B. Holland, III(7)..............     5,000      *           --     --
Edgar H. Schollmaier(7)................     5,000      *           --     --
John W. Stodder(8)(9)..................    20,000      *           --     --
Kenneth W. Reynolds(10)................    65,000      *           --     --
Allen J. Prochnow(11)..................    80,100    1.1          100      *
Stevens Industries, Inc.(3)............   443,106    6.1       74,140    3.5
David L. Babson & Company, Inc.(12)....   710,800    9.7           --     --
Wanger Asset Management, Ltd.(13)......   779,000   10.7           --     --
Acorn Investment Trust, Series
 Designated Acorn Fund (14)............   535,000    7.3           --     --
Dalton, Greiner, Hartman, Maher & Co.
 (15)..................................   399,800    5.5           --     --
Dimensional Fund Advisors, Inc. (16)...   386,200    5.3           --     --
All current directors and executive
 officers as a group
 (11 persons).......................... 1,477,195   20.2    1,912,623   89.5

- --------
 * Less than 1%
(1) The information set forth for Series A Stock does not include the shares of Series B Stock of such holder which are convertible, at any time and from time to time, into shares of Series A Stock on a share-for-share basis.
(2) Each share of Series B Stock is convertible into Series A Stock on a share-for-share basis at any time.
(3) The address of Paul I. Stevens, Richard I. Stevens and Constance I. Stevens is 5500 Airport Freeway, Fort Worth, Texas 76117 and the address of Stevens Industries, Inc. is P.O. Box 562, Fort Worth, Texas 76101. The shares of Paul I. Stevens, Richard I. Stevens and Constance I. Stevens include shares held by Stevens Industries, Inc. because, due to their positions as officers, directors and stockholders of such corporation, they could be deemed to share beneficial ownership of its shares.

 (4) Includes 90,000 shares of Series A Stock purchasable pursuant to options.
 (5) Includes 12,250 shares of Series A Stock and 150 shares of Series B Stock owned by Mr. Stevens' children and 90,000 shares of Series A Stock purchasable pursuant to options, some of which may not be exercisable within 60 days of the date of this Proxy Statement.
 (6) Includes 2,075 shares of Series A Stock and 75 shares of Series B Stock owned by Ms. Stevens' daughter and 15,000 shares of Series A Stock purchasable pursuant to options, some of which may not be exercisable within 60 days of the date of this Proxy Statement.
 (7) Includes 5,000 shares of Series A Stock purchasable pursuant to options, some of which may not be exercisable within 60 days of the date of this Proxy Statement.
 (8) Includes 15,000 shares of Series A Stock purchasable pursuant to options, some of which may not be exercisable within 60 days of the date of this Proxy Statement.
 (9) Includes 5,000 shares of Series A Stock owned by a trust for which Mr. Stodder and his wife serve as trustees.
(10) Includes 65,000 shares of Series A Stock purchasable pursuant to options, some of which may not be exercisable within 60 days of the date of this Proxy Statement.
(11) Includes 80,000 shares of Series A Stock purchasable pursuant to options, some of which may not be exercisable within 60 days of the date of this Proxy Statement.
(12) Based on an amendment to Schedule 13G filed with the Securities and Exchange Commission dated February 12, 1996. The address of David L. Babson & Company, Inc. is One Memorial Drive, Cambridge, Massachusetts 02142. Ownership of shares of Series B Stock was not reported.
(13) Based on an amendment to Schedule 13G filed with the Securities and Exchange Commission dated February 9, 1996. The address of Wanger Asset Management, Ltd. ("WAML") is 227 West Monroe, Suite 3000, Chicago, Illinois 60606. The ownership of WAML includes the 535,000 shares owned by Acorn Investment Trust, Series Designated Acorn Fund. Ownership of shares of Series B Stock was not reported.
(14) Based on an amendment to Schedule 13G filed with the Securities and Exchange Commission dated February 9, 1996. The address of Acorn Investment Trust, Series Designated Acorn Fund is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606. Ownership of shares of Series B Stock was not reported.
(15) Based on a Schedule 13G filed with the Securities and Exchange Commission dated January 19, 1996. The address of Dalton, Greiner, Hartman, Maher & Co. is 565 Fifth Avenue, Room 2101, New York, New York 10017. Ownership of shares of Series B Stock was not reported.
(16) Based on a Schedule 13G filed with the Securities and Exchange Commission dated February 7, 1996. Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 386,200 shares of Stevens International, Inc. Series A Stock as of December 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Ownership of shares of Series B Stock was not reported.

                   MANAGEMENT COMPENSATION AND TRANSACTIONS

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's other executive officers serving at fiscal 1995 year end whose salary and bonus exceeded $100,000.

                                                                           LONG TERM COMPENSATION
                                                                   ---------------------------------------
                                        ANNUAL COMPENSATION                  AWARDS              PAYOUTS
                                 --------------------------------- --------------------------  -----------
       NAME AND                                       OTHER ANNUAL RESTRICTED   SECURITIES
      PRINCIPAL           FISCAL                      COMPENSATION   STOCK      UNDERLYING        LTIP        ALL OTHER
       POSITION            YEAR  SALARY ($) BONUS ($)    ($)(1)     AWARD(S)  OPTIONS/SARS (#) PAYOUTS ($) COMPENSATION ($)
      ---------           ------ ---------- --------- ------------ ---------- ---------------  ----------- ----------------
Paul I. Stevens,           1995   299,100    149,262     6,000         --             --            --            --
Chairman of the            1994   250,000    110,000     6,000         --         50,000            --            --
Board and Chief            1993   250,000         --     6,000         --             --            --            --
Executive Officer
Richard I. Stevens,        1995   226,212    111,947     8,112                        --            --            --
President and Chief        1994   194,000    110,000     6,000         --         50,000            --            --
Operating Officer          1993   181,455         --     6,000         --             --            --            --
Kenneth W. Reynolds, (2)   1995   175,552     87,070     7,452         --             --            --            --
Senior Vice President      1994   150,000    110,000     6,000         --         50,000            --            --
Finance and Chief          1993    75,000         --     3,000         --         30,000            --            --
Financial Officer
Allen J. Prochnow,         1995   203,370     99,508     6,649         --             --            --            --
Senior Vice President,     1994   176,902    110,000     6,000         --         50,000            --            --
General Manager Zerand     1993   149,556     20,000        --         --             --            --            --
Division

- -------
(1) Consists of automobile allowance and group insurance costs.
(2) Mr. Reynolds joined the Company in July 1993 and retired in March 1996.

OPTION GRANTS DURING 1995 FISCAL YEAR

  There were no option grants to executive officers of the Company in 1995.

OPTION EXERCISES DURING 1995 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

  The following table provides information related to options exercised by the named executive officers during the 1995 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                   OPTIONS/SAR'S AT FY-END    IN-THE-MONEY OPTIONS/
                             SHARES       VALUE              (#)             SAR'S AT FY-END ($) (1)
                            ACQUIRED     REALIZED ------------------------- -------------------------
          NAME           ON EXERCISE (#)   ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------  -------- ----------- ------------- ----------- -------------
Paul I. Stevens.........       --           --      65,000       25,000          --           --
Richard I. Stevens......       --           --      65,000       25,000          --           --
Kenneth W. Reynolds.....       --           --      40,000       25,000          --           --
Allen J. Prochnow.......       --           --      55,000       25,000          --           --

- -------
(1) Represents Series A Stock.
(2) Value is calculated on the basis of the difference between the option exercise price and the closing price of Series A Stock as of December 31, 1995 multiplied by the number of shares of Series A Stock underlying the option. On December 31, 1995, the closing price as reported on the American Stock Exchange of the Series A Stock was $4 3/8.

PENSION PLAN AND TRUST

  Effective January 1, 1989, the Company established the Stevens Graphics Corporation Pension Plan and Trust (the "Pension Plan"). The Pension Plan replaced and is the successor to two pension plans previously maintained by subsidiaries of the Company. The Pension Plan is a tax qualified defined benefit pension plan under Section 401(a) et. seq. of the Code.

  The following table illustrates estimated annual benefits payable upon retirement in specified compensation and years of service classifications and assumes (i) the participant attained age 65 in 1995, (ii) the compensation presented is subject to the maximum permitted in 1995 and preceding years,
(iii) the annual Social Security covered compensation amount for 1995 is $25,926, (iv) the maximum allowable years of service is 40, (v) the participant elected to receive his benefits for life, and (vi) the Internal Revenue Code limitation on benefits elected remains at the level of $120,000, the 1995 limit.

                                                YEARS OF SERVICE
                                ------------------------------------------------
           COMPENSATION           15      20      25      30      35       40
           ------------         ------- ------- ------- ------- ------- --------
   $100,000.................... $18,493 $24,860 $31,227 $37,594 $43,962 $ 48,524
    125,000....................  23,593  31,710  39,827  47,944  56,062   61,749
    150,000....................  28,693  38,560  48,427  58,294  68,162   74,974
    175,000....................  33,168  44,785  56,402  68,019  79,637   87,824
    200,000....................  37,643  51,010  64,377  77,744  91,112  100,674
    225,000....................  39,880  53,981  68,081  82,182  96,282  106,275
    250,000....................  40,064  54,165  68,265  82,365  96,466  106,385
    300,000....................  40,064  54,165  68,265  82,365  96,466  106,385

  The amount of a participant's normal benefit is based on the participant's accrued benefit as of December 31, 1991, plus, with respect to service of participants after December 31, 1991, .75% of the participant's monthly compensation for each year of participation (not to exceed 40 years), plus .5% of the participant's monthly compensation (in excess of the Social Security covered compensation) for each year of participation (not to exceed 35 years). Under the Code, the annual benefit payable to a participant under the Pension Plan (expressed as a single life annuity beginning at the participant's Social Security retirement age), is limited to $120,000 in 1995 or, if less, 100% of the participant's average annual compensation for the participant's highest three years of consecutive service. For purposes of the Pension Plan, compensation includes a participant's base compensation, bonuses, commissions, and overtime pay. Compensation considered under the Pension Plan is subject to limits imposed by the Code ($150,000 in 1995). Benefits provided by the Company under the Pension Plan will become fully vested and nonforfeitable following the completion of five years of service by a participant.

  The estimated credited years of service under the Pension Plan for each of the executive officers listed in the compensation table above is as follows:
Mr. Paul Stevens, six years; Mr. Richard Stevens, six years; Mr. Reynolds, two years; and Mr. Prochnow, three years.

  Under one of the predecessor pension plans, benefits have vested on behalf of Mr. Richard I. Stevens who is entitled to a monthly annuity benefit for life of $2,083, commencing on his normal retirement date.

COMPENSATION OF DIRECTORS

  The following table provides information related to the compensation paid to outside directors of the Company.

                                 CASH COMPENSATION            STOCK OPTIONS
                           ------------------------------ ---------------------
                                                                     NUMBER OF
                                                                     SECURITIES
                            ANNUAL                                   UNDERLYING
   NAME AND PRINCIPAL      RETAINER MEETING  CONSULTING   NUMBER OF   OPTIONS
      POSITION (A)          FEE (B) FEE (C) FEE/OTHER (D) SHARES (#)  SARS(#)
   ------------------      -------- ------- ------------- ---------- ----------
Robert H. Brown, Jr.        $6,000  $8,500        --        5,000      5,000
 Executive and
 Compensation Committee
James D. Cavanaugh           6,000   7,000        --        5,000      5,000
 Audit Committee
Robert B. Holland, III       3,000   5,500        --        5,000      5,000
 Executive and
 Compensation Committee
Gene E. Overbeck*            6,000   7,000        --        5,000      5,000
 Chairman Audit Committee
Edgar H. Schollmaier         3,000   5,000        --        5,000      5,000
 Executive and
 Compensation Committees
John W. Stodder
 Audit Committee             6,000   7,000        --        5,000      5,000

- --------
(a) Directors who are also executives of the Company are not listed in the above table. They do not receive compensation as directors. Refer to the Summary Compensation Table for Information concerning their compensation.
(b) Amounts shown include cash compensation earned and received as well as amounts earned but deferred at the election of directors.
(c) Each director received $1,000/board meeting and $1,000/committee meeting through May 31. As of June 1 the amount increased to $1,500/board meeting and $1,500/committee meeting.
(d) The reasonable expenses incurred by each director in connection with his or her duties as a director are also reimbursed by the Company; this amount is not reflected in the above table.
 * Resigned effective March 11, 1996.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is administered by the Stock Option and Compensation Committee of the Board of Directors. During 1995, the Committee was composed of three independent, nonemployee directors. The Committee is committed to a strong, positive link between business, performance and strategic goals, and compensation and benefit programs.

OVERALL EXECUTIVE COMPENSATION POLICY

  The Company's compensation policy is designed to support the overall objective of enhancing value for the Company's stockholders by:

  . Attracting, developing, rewarding and retaining highly qualified and productive individuals.

  . Relating compensation to both Company and individual performance.

  . Ensuring compensation levels that are externally competitive and internally equitable.

  . Encouraging executive stock ownership to enhance a mutuality of interest with other stockholders.

  The following is a description of the elements of the Company's executive compensation and how each relates to the objectives and policy outlined above.

 Base Salary

  The Committee reviews each executive officer's salary annually. In determining appropriate salary levels, the Committee considers individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility.

  By design, the Committee strives to set executives' salaries at competitive market levels. The Committee believes maximum performance can be encouraged through the use of appropriate incentive programs. Incentive programs for executives are as follows:

 Annual Incentives

  Generally, discretionary annual incentive award opportunities are made to executives to recognize and reward corporate and individual performance. Senior executives may receive bonuses ranging from 60% to 75% of eligible base compensation with attainment measured by corporate net income as compared to the annual plan. Bonuses can be increased or decreased incrementally based upon performance for the year. Business unit general managers may receive bonuses ranging from 20% to 50% of eligible base compensation measured by business unit (80%) and corporate (20%) net income attainment. Other corporate officers and key business unit employees may receive bonuses ranging from 5% to 20% of eligible base compensation, measured either by business unit or corporate net income. Accordingly, four senior executive officers were each awarded 49.75% of their based annual salaries as incentive bonus based upon 1995 performance. The amounts aggregated $448,000. Four other officers were each awarded 12.4% of their base annual salaries as incentive bonuses based upon 1995 performance. These amounts aggregated $49,500. External market data is reviewed periodically to determine competitive incentive opportunities for individual executives. The Company believes that it is in the mid-range of compensation and annual incentive programs, when compared to external compensation data.

 Long-Term Incentives

  The Company's long-term compensation philosophy is that long-term incentives should be related to improvement in long-term stockholder value, thereby creating a mutuality of interest with stockholders. In furtherance of this objective, the Company awards to its executive officers stock options.

  Stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Stock options generally are exercisable at the fair market value at date of grant and options are generally exercisable in two installments beginning one year after date of grant.

RATIONALE FOR CEO COMPENSATION

  Mr. Paul I. Stevens has been Chairman and Chief Executive Officer of the Company since 1986. His compensation package has been designed to encourage short and long-term performance in line with the interests of the Company's stockholders. Mr. Stevens' large stock ownership percentage as described elsewhere herein is a substantial incentive to perform in such a way to enhance stockholders' interest and returns. His base pay has been $250,000 from 1990 through 1994 and $300,000 for 1995. The Committee believes Mr. Stevens' total compensation is competitive in the external marketplace and reflective of Company and individual performance. He is a participant in the incentive plans described above.

  The factors which the Committee considered in determining Mr. Stevens' base salary for 1995 were those mentioned above for other executive officers. An annual incentive of $149,300 was earned by Mr. Stevens for fiscal year 1995 and $100,000 for fiscal year 1994. No such incentive was paid to Mr. Stevens for fiscal year

1993. In granting stock options in 1993 and 1994 to Mr. Stevens, as well as other executives, the Committee took into account the executive's level and scope of responsibility and contributions to the Company, as well as competitive long-term incentive practices as verified by external surveys.

  This report is submitted by the members of the Stock Option and Compensation Committee of the Board of Directors:

  Robert H. Brown, Jr.
  Robert B. Holland, III
  Edgar H. Schollmaier

  The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK OPTION AND COMPENSATION COMMITTEE AND INSIDER PARTICIPATION

  During fiscal 1995, the members of the Stock Option and Compensation Committee were primarily responsible for determining executive compensation and matters relating to stock options, although certain of such matters were discussed by the full Board of Directors. Paul I. Stevens, as a director as well as an executive officer of the Company, participated in such discussions.

  The Company and Xytec Corporation ("Xytec"), a subsidiary of Stevens Industries, Inc., one of the principal shareholders of the Company and a corporation controlled by Paul I. Stevens, Richard I. Stevens and Constance I. Stevens, entered into an agreement during 1994 for Xytec to provide software and computer-related services and equipment of $1.2 million as a subcontractor on a major contract. During 1994 and 1995, the Company paid approximately $287,000 and $784,000, respectively, to Xytec on this contract. The cost to Xytec of this subcontract was approximately 90% of its billings to the Company, or $258,000 in 1994 and $706,000 in 1995.

  Each of Paul I. Stevens and Richard I. Stevens owns a 22.5% interest in a joint venture which is the landlord under the lease of the Company's corporate headquarters. Amounts paid to the joint venture as rent and maintenance in 1995 were approximately $111,000.

  In January and February 1994, Stevens Industries, Inc. advanced an aggregate of $900,000 to Stevens Security Systems, S.A., a subsidiary of the Company, in exchange for a promissory note of Stevens Security Systems, S.A. bearing interest at the rate of 6% per annum due February 1995. These advances were repaid in full in February 1995.

  In the first quarter of 1996, Paul I. Stevens advanced an aggregate of $950,000 to the Company, which is evidenced by a one year promissory note bearing an interest rate of 8% per annum. The promissory note is mandatorily prepayable upon the receipt by the Company of certain receivables.

  The Company believes that the transactions described above are beneficial to the Company and are on terms as favorable to the Company as could be obtained from unaffiliated third parties. Such transactions are expected to be continued in the future, with review of and the approval required by the independent members of the Board of Directors.

  In December 1994 the Company extended a loan to Kenneth Reynolds in the principal amount of $82,500. Mr. Reynolds repaid the loan in full in March 1995.

STOCK PERFORMANCE CHART

  The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Series A Stock during the five fiscal years ended December 31, 1995 (adjusted for a stock split and the reclassification of the Company's Common Stock into Series A Stock and Series B Stock) with the cumulative total return on the American Stock Exchange Index and the Printing Equipment (SIC Code 355) Machinery Industry Index. The comparison assumes $100 was invested on December 31, 1989 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


                             [GRAPH APPEARS HERE]

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

- --------------------------FISCAL YEAR ENDING----------------------------------
COMPANY                   1990     1991     1992     1993     1994     1995

STEVENS INTERNAT CL A     100     135.71   139.29   196.43   239.29   125.00
INDUSTRY INDEX            100     161.02   193.74   251.78   295.85   430.13
BROAD MARKET              100     123.17   124.86   148.34   131.04   168.90


                            SECTION 16 REQUIREMENTS

  Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it with respect to fiscal 1995, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with except that Hans W. Kossler reported on Form 5 two transactions occurring in December 1995 that should have been reported previously on Form 4 and reported his initial statement of beneficial ownership of securities that should have been previously reported on Form 3 and will report on an amendment to Form 5 one transaction occurring in November 1995 that should have been previously reported on Form 5; and Constance I. Stevens reported on Form 5 one transaction occurring in December 1994 that should have been previously reported on Form 4.

                            STOCKHOLDERS' PROPOSALS

  Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered in the Proxy Statement and Proxy relating to the 1997 Annual Meeting of Stockholders, such proposals must be received by the Company not later than December 26, 1996. Such proposals should be directed to Stevens International, Inc., 5500 Airport Freeway, Fort Worth, Texas 76117.

                                OTHER BUSINESS

  The Board of Directors knows of no matters other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.

                                 MISCELLANEOUS

  All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company may solicit Proxies by telephone, telegraph or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

  The Company's annual report to shareholders for 1995 is being mailed with this proxy statement to stockholders entitled to vote at the Meeting. The Annual Report is not to be deemed part of this Proxy Statement.

                                          By Order of the Board of Directors

                                          [Signature of Paul I. Stevens
                                          appears here]

                                          Paul I. Stevens
                                          Chairman of the Board and Chief
                                          Executive Officer

Fort Worth, Texas
April 25, 1996

                          STEVENS INTERNATIONAL, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                             SERIES A COMMON STOCK

     The undersigned hereby appoints Paul I. Stevens and Richard I. Stevens, each with power to act without the other and with full power of substitution, as Proxies to represent and to vote, as designated on the reverse, all Series A Common Stock of Stevens International, Inc. owned by the undersigned, at the Annual Meeting of Stockholders to be held at The Worthington Hotel, 200 Main Street, Fort Worth, Texas 76102, on Thursday, May 23, 1996 at 10:00 a.m. local time, upon such other business as may properly come before the meeting or any adjournment thereof including the following:

            (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

- --------------------------------------------------------------------------------
                         _
      Please mark your  |                                               |
A [X] votes as in this                                                  |
      example.                                                          |______

        FOR all nominees
         listed at right            WITHHOLD AUTHORITY
    (except as marked to the          to vote for all
         contrary below)          nominees listed at right
1.  Election   [_]                          [_]
    of Directors

Nominees:  John W. Stodder
           Edgar H. Schollmaier
           Michel A. Destresse

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN
THE SPACE BELOW.

- ----------------------------------------------------

                                                   FOR   AGAINST   ABSTAIN
2.  Ratification of the selection of Deloitte &    [_]     [_]       [_]
    Touche LLP as independent public
    accountants to audit the Company's
    financial statements for the 1996 fiscal year.

3. In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED (i) FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, (ii) FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY'S FINANCIAL STATEMENTS FOR THE 1996 FISCAL YEAR AND (iii) AT THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY MAY BE REVOKED PRIOR TO THE EXERCISE OF THE POWERS CONFERRED BY THE PROXY.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE DATE, SIGN EXACTLY AS SHOWN HEREON AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED ENVELOPE.

Signature _______________ __________________________  Dated ______________, 1996
                          (SIGNATURE IF HELD JOINTLY)

Note: Please date, sign exactly as shown hereon and mail promptly this proxy in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.

                          STEVENS INTERNATIONAL, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                             SERIES B COMMON STOCK

     The undersigned hereby appoints Paul I. Stevens and Richard I. Stevens, each with power to act without the other and with full power of substitution, as Proxies to represent and to vote, as designated on the reverse, all Series B Common Stock of Stevens International, Inc. owned by the undersigned, at the Annual Meeting of Stockholders to be held at The Worthington Hotel, 200 Main Street, Fort Worth, Texas 76102, on Thursday, May 23, 1996 at 10:00 a.m. local time, upon such other business as may properly come before the meeting or any adjournment thereof including the following:

            (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

- --------------------------------------------------------------------------------
                         _
      Please mark your  |                                               |
A [X] votes as in this                                                  |
      example.                                                          |______

        FOR all nominees
         listed at right            WITHHOLD AUTHORITY
    (except as marked to the          to vote for all
         contrary below)          nominees listed at right
1.  Election   [_]                          [_]
    of Directors

Nominees:  Paul I. Stevens
           Richard I. Stevens
           Constance I. Stevens
           Robert H. Brown, Jr.
           James D. Cavanaugh
           Robert B. Holland, III

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN
THE SPACE BELOW.

- ----------------------------------------------------

                                                   FOR   AGAINST   ABSTAIN
2.  Ratification of the selection of Deloitte &    [_]     [_]       [_]
    Touche LLP as independent public
    accountants to audit the Company's
    financial statements for the 1996 fiscal year.

3. In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED (i) FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, (ii) FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY'S FINANCIAL STATEMENTS FOR THE 1996 FISCAL YEAR AND (iii) AT THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY MAY BE REVOKED PRIOR TO THE EXERCISE OF THE POWERS CONFERRED BY THE PROXY.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE DATE, SIGN EXACTLY AS SHOWN HEREON AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED ENVELOPE.

Signature _______________ __________________________  Dated ______________, 1996
                          (SIGNATURE IF HELD JOINTLY)

Note: Please date, sign exactly as shown hereon and mail promptly this proxy in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.

                                  ADDENDUM TO
                          STEVENS INTERNATIONAL, INC.
                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 23, 1996

THE FOLLOWING PARAGRAPH SHOULD BE INSERTED AFTER THE FINAL PARAGRAPH OF THE SECTION ENTITLED "STOCK OPTION AND COMPENSATION COMMITTEE AND INSIDER PARTICIPATION":

  Kenneth W. Reynolds the Chief Financial Officer and Vice President of Finance retired from the Company effective March 31, 1996. In connection with Mr. Reynolds' retirement, the Company entered into an agreement with Mr. Reynolds whereby on March 31, 1996, Mr. Reynolds was paid $90,500 as a severance allowance, which was equal to six months of salary. Additionally, the agreement provides that Mr. Reynolds will receive coverage under the Company's health and life insurance plans until Mr. Reynolds reaches the age of 65 or equivalent coverage is assumed. The agreement also provides for the Company to enter into a consulting contract with Mr. Reynolds for a minimum of five years at a rate of $25,000 per year, which will be paid annually in exchange for Mr. Reynolds' commitment of 250 hours of consulting per year.